As filed with the Securities and Exchange Commission on August 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2838567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

209 Redwood Shores Parkway

Redwood City, CA 94065

(Address registrant’s principal executive offices, including zip code,)

2000 Equity Incentive Plan, as amended

2000 Employee Stock Purchase Plan, as amended

(Full title of the Plan)

Stephen G. Bené

Kyuli Oh

209 Redwood Shores Parkway

Redwood City, CA 94065

(Name and address of agent for service)

(650) 628-1500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	23,800,000	$20.51	$488,138,000	$27,238.10

(1)	Represents 20,800,000 shares available for issuance under the 2000 Equity Incentive Plan and 3,000,000 shares available for issuance under the 2000 Employee Stock Purchase Plan, each as amended on July 29, 2009. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of securities to be identified in the above table as a result of any stock split, stock dividend, recapitalization or other similar transaction.
(2)	Estimated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on August 6, 2009 as reported on The NASDAQ Global Select Market.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed by Electronic Arts Inc., a Delaware corporation (the “Registrant”), relating to 20,800,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees and directors of the Registrant under the 2000 Equity Incentive Plan, as amended and 3,000,000 shares of Common Stock, issuable to eligible employees of the Registrant under the 2000 Employee Stock Purchase Plan, as amended.

Pursuant to General Instruction E, the contents of Registrant’s Form S-8 Registration Statement, No. 333-39432, filed on June 16, 2000; Registrant’s Form S-8 Registration Statement, No. 333-44222, filed on August 21, 2000; Registrant’s Form S-8 Registration Statement, No. 333-67430, filed on August 13, 2001; Registrant’s Form S-8 Registration Statement, No. 333-99525, filed on September 13, 2002; Registrant’s Form S-8 Registration Statement, No. 333-107710, filed on August 6, 2003; Registrant’s Form S-8 Registration Statement, No. 333-117990, filed on August 6, 2004; Registrant’s Form S-8 Registration Statement, No. 333-127156, filed on August 3, 2005; Registrant’s Form S-8 Registration Statement, No. 333-138532, filed on November 8, 2006; Registrant’s Form S-8 Registration Statement, No. 333-145182, filed on August 7, 2007; and Registrant’s Form S-8 Registration Statement, No. 333-152757, filed on August 4, 2008 are hereby incorporated by reference and made part of this Registration Statement, except as amended hereby.

ITEM 3.	Incorporation of Documents by Reference

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:

(1)	The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(3)	The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s automatic shelf registration statement on Form S-3ASR, filed with the Commission on November 17, 2008, File No. 333-155409, together with any amendment or report filed with the Commission for the purpose of updating such disclosure.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 5.	EXPERTS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stephen G. Bené, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.	EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

5.1	Opinion of Stephen G. Bené, Senior Vice President, General Counsel and Secretary

10.1*	Registrant’s 2000 Equity Incentive Plan, as amended, and related documents (incorporated by reference to Exhibit 10.1 of the Registrant’s Current report on Form 8-K as filed on July 30, 2009 File No. 000-17948)

10.2*	Registrant’s 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 of the Registrant’s Current report on Form 8-K as filed on July 30, 2009 File No. 000-17948)

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of Stephen G. Bené, Senior Vice President, General Counsel and Secretary (included in Exhibit 5.1)

23.2	Consent of KPMG, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 10th day of August, 2009.

ELECTRONIC ARTS INC.

By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel
and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eric F. Brown and Stephen G. Bené and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Chief Executive Officer:

/s/ John S. Riccitiello John S. Riccitiello	Chief Executive Officer	August 10, 2009

Principal Financial Officer:

/s/ Eric F. Brown Eric F. Brown	Executive Vice President, Chief Financial Officer	August 10, 2009

Principal Accounting Officer:

/s/ Kenneth A. Barker Kenneth A. Barker	Senior Vice President, Chief Accounting Officer	August 10, 2009

Directors:

/s/ Leonard S. Coleman Leonard S. Coleman	Director	August 10, 2009

/s/ Jeffrey T. Huber Jeffrey T. Huber	Director	August 10, 2009

/s/ Gary M. Kusin Gary M. Kusin	Director	August 10, 2009

/s/ Geraldine B. Laybourne Geraldine B. Laybourne	Director	August 10, 2009

/s/ Gregory B. Maffei Gregory B. Maffei	Director	August 10, 2009

/s/ Vivek Paul Vivek Paul	Director	August 10, 2009

/s/ Lawrence F. Probst III Lawrence F. Probst III	Chairman of the Board	August 10, 2009

/s/ John S. Riccitiello John S. Riccitiello	Director	August 10, 2009

/s/ Richard A. Simonson Richard A. Simonson	Director	August 10, 2009

/s/ Linda J. Srere Linda J. Srere	Director	August 10, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Stephen G. Bené, Senior Vice President, General Counsel and Secretary

10.1*	Registrant’s 2000 Equity Incentive Plan, as amended, and related documents (incorporated by reference to Exhibit 10.1 of the Registrant’s Current report on Form 8-K as filed on July 30, 2009 File No. 000-17948)

10.2*	Registrant’s 2000 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.2 of the Registrant’s Current report on Form 8-K as filed on July 30, 2009 File No. 000-17948)

15.1	Letter re: Unaudited Interim Financial Information

23.1	Consent of Stephen G. Bené, Senior Vice President, General Counsel and Secretary (included in Exhibit 5.1)

23.2	Consent of KPMG, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference